Exhibit 32.01

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of Sangui Biotech International, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2014as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Striepe, Chief Executive Officer and I, Joachim Fleing, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)                The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 11, 2015                                 /s/ Thomas Striepe

                                                                                By: Thomas Striepe

                                                                                Chief Executive Officer

Dated: February 11, 2015                                 /s/ Joachim Fleing

                                                                                By: Joachim Fleing

                                                                                Chief Financial Officer

                A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.